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                             CERTIFICATE OF STOCK

NUMBER                    [LOGO OF WATTAGE MONITOR]                 COMMON STOCK
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                                                           Shares
                                             -----------------------------------

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                                             SEE REVERSE FOR CERTAIN DEFINITIONS
                                              AND A STATEMENT AS TO THE RIGHTS,
                                                 PREFERENCES, PRIVILEGES AND
                                                    RESTRICITONS OF SHARES

              INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

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                                                               CUSIP 74274R 10 2

THIS CERTIFIES THAT ____________________________________________________________

IS THE OWNER OF ________________________________________________________________


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          FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK,
                         PAR VALUE $0.01 PER SHARE OF

                             WATTAGE MONITOR INC.

Transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

     WITNESS the facsimile signatures of the duly authorized officers of the Corporation.

Dated:

/s/ Daniel [Illegible]                                  /s/ [Illegible]

      Security                             President and Chief Executive Officer



COUNTERSIGNED AND REGISTERED:

AMERICAN SECURITIES TRANSFER & TRUST, INC.
P.O. Box 1598, Denver, Colorado 80201

By

   TRANSFER AGENT AND REGISTRAR AUTHORIZED SIGNATURE